Exhibit 99.1

KushCo Holdings Reports Preliminary Fiscal Third Quarter 2021 Results

Company Expects Fiscal Q3 2021 Revenue to Increase 21% to 26% Year-Over-Year

CYPRESS, Calif., — June 15, 2021 — KushCo Holdings, Inc. (OTCQX: KSHB) (''KushCo'' or the ''Company''), the premier provider of ancillary products and services to the legal cannabis and CBD industries, today reported preliminary and unaudited financial results for its fiscal third quarter ended May 31, 2021.

KushCo expects its preliminary and unaudited fiscal third quarter 2021 revenue to be between approximately $27.5 million and $28.0 million, compared to approximately $22.3 million for its fiscal third quarter 2020. The 21% to 26% expected increase in revenue is being driven primarily by an increase in sales to the Company’s top 25 customers, which consist of leading multi-state operators (MSOs), licensed producers (LPs), and brands. Revenue from these top 25 customers is expected to increase 60%+ to at least $20.5 million in revenue in fiscal third quarter 2021 from $12.7 million in the same year-ago period.

“Our preliminary fiscal third quarter results demonstrate once again our continued success in penetrating many of the industry’s elite customers, including the top MSOs, LPs, and leading brands,” said Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer. “In fact, 24 of our top 25 customers in fiscal Q2 purchased similar products again in fiscal Q3, albeit not requiring the same quantities they did in the second quarter. Although our business will continue to remain lumpy given our concentrated customer base, our focus remains on retaining our elite customers and growing them over time, not just over a single quarter. To that end, revenue to our top 25 customers is expected to increase by more than 60% year-over-year in fiscal Q3 2021. Not only are our sales to these customers continuing to grow, but the quality of the customers we are serving is also continuing to improve, as we have a much stronger book of the right customers than we did a year ago. We have spent the last three years cultivating this elite customer base, and we are even more excited by the prospect of cross-selling these customers and others with proprietary owned products, as we move closer toward the consummation of our merger with Greenlane. As a combined company, we have the potential to realize meaningful revenue synergies across our complementary customer bases, as well as generate significant cost synergies that can drive profitable growth amidst the backdrop of a booming industry still in the early innings of expansion.”
Cautionary Statement Regarding Preliminary Results

The preliminary results described in this press release are preliminary and unaudited and are subject to change based on the completion of the Company's normal quarter-end review processes. As a result, these preliminary results may be different from the actual results that will be reflected in the Company’s condensed consolidated financial statements for the fiscal quarter ended May 31, 2021 when they are released. KushCo expects to report its complete fiscal third quarter 2021 financial results in early July 2021. The Company will announce the date, time and details of its earnings conference call at least a week prior to the call.

About KushCo Holdings

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state-operators (MSOs), licensed producers (LPs), and brands.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.
As a pioneer in the industry, KushCo continues to work to create a positive impact on the environment, society, and community through CSR and ESG initiatives, such as: offering sustainable and compostable packaging; donating PPE supplies to healthcare workers on the frontline fighting the COVID-19 pandemic; partnering with organizations such as Mission Green to offer social equity programs for industry inclusion; being one of the first in the industry to award paid time-off for all employees on November 3, 2020 (“Election Day”); and working to incorporate industry-leading corporate governance practices and a more diverse board makeup.
For more information on KushCo’s commitment to CSR and ESG initiatives, please visit the Company’s #KushCares page at www.kushco.com/kushcares/.
KushCo has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. For more information, visit www.kushco.com or call (888) 920-5874.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which KushCo and Greenlane operate, management’s beliefs, assumptions made by management and the transactions described in this communication. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the finalization of the Company’s financial closing procedures and any necessary adjustments; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (3) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (4) the inability to consummation the merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the merger; (5) risks that the proposed merger disrupts current plans and operations of Greenlane and/or KushCo; (6) the ability to recognize the anticipated benefits of the merger; and (7) the amount of the costs, fees, expenses and charges related to the merger; and the other risks and important factors contained and identified in Greenlane’s and KushCo’s filings with the SEC, such as their respective most recent Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the merger will in fact be consummated on the expected timeline or at all. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Greenlane nor KushCo is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither Greenlane nor KushCo intends to do so.

Important Information for Investors and Stockholders

In connection with the proposed merger, Greenlane has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that includes a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders after the registration statement has been declared effective by the SEC. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Greenlane and KushCo with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.gnln.com and www.kushco.com.

Participants in Solicitation

Greenlane, KushCo and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com